                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 18, 2003, relating to the consolidated financial statements and financial statement schedule of Cholestech Corporation, which appears in Cholestech Corporation's Annual Report on Form 10-K for the year ended March 28, 2003.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 5, 2003